EXHIBIT 2.2


[LETTERHEAD OF S&P DOW JONES INDICES]

                            ORDER SCHEDULE NUMBER 6
                                    INDEX IP


 This Order Schedule Number 6 ("Order Schedule") entered into as of the Commencement Date set forth below by and between S&P (as set forth herein) and Licensee (as set forth below), is issued pursuant to, and incorporates herein, the Master Index License Agreement by and between Invesco Ltd. and S&P Opco, LLC (as subsidiary of S&P Dow Jones Indices LLC), a Delaware limited liability company ("S&P"), dated as of the Effective Date set forth below ("Agreement"). Terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement.

     Licensee:      Invesco Capital  Markets , Inc.
                    -------------------------------
     Effective Date of the                                   S&P Contract No. of the
     Agreement:                  June 1, 2010                Agreement:
                                 ------------------                     --------------------
     S&P Client Coverage
     Representative:                                         S&P Account No.:
                                 ------------------                          ---------------

1.   Commencement Date:                                      January 1, 2014
                                                             -------------------
2.   Billing Commencement Date (if different from
     Commencement Date):                                     April 1, 2014
                                                             -------------------
3.   Term (ss.3A of the Agreement):

(a)  Initial Term (from Commencement Date):                  One (1) year
                                                             -------------------
(b)  Renewal Term (if not one (1) year):                     One (1) year
                                                             -------------------

4.   Index:                                                  See description of the Index on the attached Exhibit A.
                                                             -------------------
5.   Marks :                                                 See description of the Marks on the attached Exhibit A.
                                                             -------------------
6.   Product:                                                See description of Indexed Funds on the attached Exhibit B.
                                                             -------------------
7.   Territory (list country/region/global):                 United States
                                                             -------------------
8.   Use and Retrictions on Use:                             See Use and Restrictions on Use on the
     attached Exhibit C.

9.   License Fees :                                          See Licensee Fees on the attached Exhibit D.

10.  Informational Materials (pursuant to ss.6 of the
     Agreement):
                                                             -------------------
                                                             -------------------
                                                             -------------------
                                                             -------------------

     Email (if less than 5 mb in attachment size):
                                                             -------------------



                                  Where S&P's approval pursuant to this Section 10 and Section 6 of the Agreement is with respect to the English version, Licensee shall make accurate corresponding changes to versions in other languages. Licensee shall submit to S&P the final version of the approved Informational Material in hard copy within ten (10)
                                  days following printing.

Time frame for S&P response:      Forty-eight (48) hours (excluding Saturday, Sunday and New York
                                  Stock Exchange Holidays , and calendar holidays of the
                                  Trans-European Automated Real-Time Gross Settlement Express
                                  Transfer (TARGET)).



11.  Notices (in addition to ss.12(J) of the Agreement):


          Notice to Licensee:                                Notice to S&P:
          ------------------                                 -------------

          Invesco Capital Markets, Inc.                      S&P Opco, LLC
          ------------------------------                     --------------------------------------
          3500 Lacey Road, Suite 700                         c/o S&P Dow Jones Indices LLC
          ------------------------------                     --------------------------------------
          Downers Grove, IL 60515                            55 Water Street, 27th Floor
          ------------------------------                     --------------------------------------
                                                             New York, New York 10041
          ------------------------------                     --------------------------------------
          Attention:    Ryan Joelson                         Attention: Bo Chung, Managing Director
                        ---------------                                 ---------------------------

12.  Electronic Agreement                                    Subject to the Opt Out provision (Section 13 below), the
                                                             parties agree that the electronic copy of this Order
                                                             Schedule retained by S&P constitutes the "original",
                                                             complete and exclusive statement of this Order Schedule, and that no paper copy of this Order Schedule (including any
                                                             paper copy retained by Licensee) may be claimed to be the
                                                             document memorializing this Order Schedule.

13.  Electronic Agreement "Opt Out":                         [ ] Check here if a party executing this Order Schedule does not consent to the electronic copy of this Order Schedule
                                                             serving as the "original" pursuant to Section 12 above and requires that the original Order Schedule be maintained in paper form. This section shall survive termination of the
                                                             Order Schedule.

 This Order Schedule, including the accompanying Exhibits, supersedes all previous Order Schedules between the parties with respect to its subject matter. Each of the undersigned acknowledges that he/she is authorized to execute this Order Schedule on behalf of Licensee and S&P, respectively. The signatures below are evidence of each party's agreement to be bound by the terms and conditions of this Order Schedule and the Agreement, the terms and conditions of which are incorporated herein by reference as if set forth at length. Where Licensee is not a party to the Agreement, Licensee expressly acknowledges and agrees that, by entering into this Order Schedule, it shall be bound by and shall comply in all respects with the terms and conditions contained in the Agreement. In the event of any conflict between the terms of the Agreement and the terms of this Order Schedule, the terms of this Order Schedule shall prevail with respect to such conflicting terms.

            [No further text on this page; signature page follows.]





  INVESCO CAPITAL MARKETS, INC.                             S&P OPCO, LLC


  Signature:                                                Signature:
              -------------------------------                           -------------------------------

  Name:                                                     Name:
              -------------------------------                           -------------------------------
              (Please print)

  Title:                                                    Title:
              -------------------------------                           -------------------------------
              (Please print)

  Email:                                                    Date:
              -------------------------------                           -------------------------------
              (Please print)                                            (Please print)

  Date:
              -------------------------------
              (Please print)


                                   EXHIBIT A
                                 -------------

                                    INDICES
                                     MARKS

No license is granted to any sub-index of the Indices, including any GICS(R) level sub-indices such as sector, industry group, industry, or sub-industry indices ("Sub-Indices").
          -----------

  Indices :                                                     Marks :
  S&P 100                                                       S&P(R)
  S&P 500                                                       S&P 500(R)
  S&P MidCap 400                                                S&P MidCap 400(R)
  S&P SmallCap 600                                              S&P SmallCap 600(R)
  S&P Composite 1500                                            S&P 100(R)
  S&P 500 O-Strip Index                                         S&P Composite 1500(R)
  S&P 500 Growth and Value Indices                              S&P 1000(R)
  S&P 500 Pure Growth and Pure Value Indices                    S&P 500 O-Strip Index(TM)
  S&P 500 Consumer Discretionary Index                          S&P 500 Growth and Value Indices(TM)
  S&P 500 Consumer Staples Index                                S&P 500 Pure Growth and Pure Value Indices(TM)
  S&P 500 Energy Index                                          S&P 500 Consumer Discretionary Index(TM)
  S&P 500 Financials Index                                      S&P 500 Consumer Staples Index(TM)
  S&P 500 Health Care Index                                     S&P 500 Energy Index(TM)
  S&P 500 Industrials Index                                     S&P 500 Financials Index(TM)
  S&P 500 Information Technology Index                          S&P 500 Health Care Index(TM)
  S&P 500 Materials Index                                       S&P 500 Industrials Index(TM)
  S&P 500 Telecommunication Services Index                      S&P 500 Information Technology Index(TM)
  S&P 500 Utilities Index                                       S&P 500 Materials Index(TM)
  S&P MidCap 400 Growth and Value Indices                       S&P 500 Telecommunication Services Index(TM)
  S&P MidCap 400 Pure Growth and Pure Value Indices             S&P 500 Utilities Index(TM)
  S&P SmallCap 600 Growth and Value Indices                     S&P MidCap 400 Growth and Value Indices(TM)
  S&P SmallCap 600 Pure Growth and Pure Value Indices           S&P MidCap 400 Pure Growth and Pure Value Indices(TM)
  S&P 900                                                       S&P SmallCap 600 Growth and Value Indices(TM)
  S&P 900 Growth and Value Indices                              S&P SmallCap 600 Pure Growth and Pure Value Indices(TM)
  S&P 900 Pure Growth and Pure Value Indices                    S&P 900(TM)
  S&P 1000                                                      S&P 900 Growth and Value Indices(TM)
  S&P 1000 Growth and Value Indices                             S&P 900 Pure Growth and Pure Value Indices (TM)
  S&P 1000 Pure Growth and Pure Value Indices                   S&P 1000 Growth and Value Indices(TM)
  S&P Composite 1500 Growth and Value Indices                   S&P 1000 Pure Growth and Pure Value Indices(TM)
  S&P Composite 1500 Pure Growth and Pure Value Indices         S&P Composite 1500 Growth and Value Indices(TM)
  S&P 500 Equal Weight Index                                    S&P Composite 1500 Pure Growth and Pure Value Indices(TM)
                                                                S&P 500 Equal Weight Index(TM)


Third Party License or Trademarks (and respective Third Party Licensor(s)):
The above-referenced marks marked (R) are registered trademarks of Standard & Poor's Financial Services LLC, an affiliate of S&P. The marks marked (TM) are trademarks of S&P Dow Jones Indices LLC and/or its affiliates.


                                   EXHIBIT B
                                 -------------

                    DESCRIPTION OF THE LICENSEE PRODUCT(S)

1. Products. Subject to the terms and conditions of this Order Schedule and the Agreement, Licensee is hereby authorized to use the Indices and Marks identified in Exhibit A in connection with the following Product(s):

     1.1. Unit Investment Trust or UIT: an investment comp any registered with the Securities and Exchange Commission that offers a fixed, unmanaged portfolio of stocks as redeemable "units " to investors for a specific period of time. UITs are regulated primarily under the Investment Company Act of 1940. In no event may the UIT be listed for trading on an Organized Securities Market (defined below).

     1.2. More particularly, Licensee is permitted to use the Indices and Marks identified in Exhibit A in connection with the following UITs :

            LARGE CAP CORE STRATEGY 2014-[2] and subsequent series

            MID CAP CORE STRATEGY 2014-[2] and subsequent series

            SMALL CAP CORE STRATEGY 2014-[2] and subsequent series

            ALL CAP CORE STRATEGY 2014-[2] and subsequent series

2. Exclusions: In no event may any Product constitute an exchange-traded fund (ETF), exchange-traded note (ETN), futures contract, or an option on a futures contract, as determined by S&P in its sole discretion.

3.   Definitions; Interpretation.

     3.1. An "Organized Securities Market" means any broker dealer, automated quotation system of a registered securities association, exchange, or other entity or organization located in any part of the world that (i) is subject to regulation as an exchange under applicable laws, rules or regulations of its jurisdiction; or (ii) acts in an exchange-like capacity, with or without a recognized status or formal exemptive or no -action relief from the applicable government or regulatory authority in its jurisdiction, by virtue of it, as principal or agent, acting on a regular basis as an intermediary between buyers and sellers, or constituting, maintaining or providing a market place or facilities for bringing together buyers and sellers or for other wise performing the functions commonly provided by an exchange; through the medium or with the assistance of which Financial Instruments (as defined herein) are offered, traded, listed, purchased, sold, crossed, exchanged, or cleared. "Financial Instruments" means commodities, securities , and derivatives of all types, including, without limitation, stocks and other equity instruments, bonds and other debt instruments, commodities and futures, forwards, swaps, and options that derive their value from bonds, equities, commodities or indices thereof.


                                   EXHIBIT C
                                 -------------

                          USE AND RESTRICTIONS ON USE

1. Constituent Selection. Licensee is hereby permitted to use the constituents of the Indices set forth in Exhibit A as the selection universe for UITs. For clarity, the parties acknowledge and agree that this Order Schedule is not intended to permit Licensee to create UITs based on the Indices or any Sub-Indices, which would require a separate Order Schedule ; rather, in all instances, Licensee will apply its stock selection criteria or strategy to the selection universe, and the UITs will be based on the resulting stock selection. Licensee shall obtain S&P's prior written consent (which may be in the form of an email) prior to creating any Products contemplated hereby that seek to use any Indices and/or Marks identified in Exhibit A (excluding the four Products specifically identified in Exhibit B). In connection with requesting S&P's consent, Licensee shall provide S&P with the following information: (a) proposed name of Product; (b) Index and/or Mark; (c) a detailed description of the selection criteria or strategy to be applied to the Index; and (d) any other information S&P reasonably requires.

2. Sub-Advisory Services. Licensee shall not use the Index or Marks to perform any sub-advisory services for any third party under this Order Schedule without S&P's prior written consent. If S&P provides such consent, then Licensee shall provide S&P with a list of such third parties along with any us age reports as required under Exhibit D attached hereto.

3. Index Data. Licensee agrees and acknowledges that the provision of Index related data (e.g. index levels, index constituents, constituent weights, etc.) to Licensee will be contracted under and governed by the relevant S&P data license agreement (the "MSA"), which is separate from this Agreement and Order Schedule, and separate fees may be payable by Licensee to S&P or its affiliates under the MSA. S&P distributes Index data directly to its clients via FTP and via third party vendors . Certain third party vendors charge S&P to distribute Index data on their platform. Licensee agrees and acknowledges that such charges may be passed through to Licensee if S&P distributes Index data via such vendor at Licensee's direction. Any such charges as of the Commencement Date are set forth in Exhibit D.

4. Post-Termination Use of Printed Materials . Upon termination of this Order Schedule pursuant to Section 3A of Agreement and provided S&P's agreement(s) with the applicable third party licens or(s) permits , Licensee may continue to utilize any previously printed Informational Materials which contain the Marks for a period of ninety (90) days following such termination. This paragraph shall survive termination of this Order Schedule.

5. Products Outstanding Post-Termination. Upon termination of this Order Schedule pursuant to Section 3A of Agreement and provided S&P's agreement(s) with the applicable third party licensor(s) permits, any Product(s) outstanding on such termination date may continue to be outstanding, transferred, liquidated, terminated, expire, and/or mature in accordance with their respective terms , and Licensee may continue to use the Index and Marks in connection with such outstanding Product(s) during such post-termination period. Licensee shall cease all other use of the Index and the Marks and Licensee is prohibited from marketing or otherwise promoting the Product(s) in question. The foregoing is subject to Licensee's compliance with all other terms and conditions contained in the Agreement and this Order Schedule (including Licensee's continued payment of fees). Licensee shall notify S&P in writing of all Products outstanding within thirty (30) days following termination of the applicable Order Schedule; thereafter, Licensee shall notify S&P in writing of termination of the applicable Product(s) within thirty (30) days of termination of such Product(s). This paragraph shall survive the termination of this Order Schedule.

6.   Trademark Notices; Disclaimers ; Limitations of Liability.

     6.1 Licensee may use the Marks as set forth in Section 1 of the Agreement, and in connection with describing its selection criteria or strategy, provided, however, Licensee shall not use the Marks in the name of the Products.

     6.2 For purposes of this Order Schedule, the trademark notice and disclaimer set forth in Section 7A of the Agreement is deleted and replaced with the following. Licensee shall make appropriate edits where square brackets indicate.

          The [S&P 500] is a product of S&P Dow Jones Indices LLC ("S&P DJI"), and has been licensed for use by [Licensee]. [Standard & Poor's(R), S&P(R) and S&P 500(R)] are registered trademarks of Standard & Poor's Financial Services LLC ("S&P"); and these trademarks have been licensed for use by S&P DJI and sublicensed for certain purposes by [Licensee]. [Licensee]'s [Product(s)] is not sponsored, endorsed, sold or promoted by S&P DJI, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the [S&P 500 Index].

     6.3 For purposes of this Order Schedule, the disclaimers and limitations of liability set forth in Section 9B of the Agreement is deleted and replaced with the following. Licensee shall make appropriate edits where square brackets indicate.

          The [S& P 500] is a product of S& P Dow Jones Indices LLC ( "S&P DJI"), and has been licensed for use by [Licensee]. [Standard & Poor's(R), S&P(R) and S&P 500(R)] are registered trademarks of Standard & Poor's Financial Services LLC ("S&P"); and these trademarks have been licensed for use by S& P DJI and sublicensed for certain purposes by [Licensee]. [Licensee's Product(s)] are not sponsored, endorsed, sold or promoted by S& P DJI, S& P, any of their respective affiliates (collectively, "S& P Dow Jones Indices"). S& P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the [Licensee's Product(s)] or any member of the public regarding the advisability of investing in securities generally or in [Licensee's Product(s)] particularly or the ability of the [S& P 500 Index] to track general market performance. S&P Dow Jones Indices' only relationship to [Licensee] with respect to the [S& P 500 Index] is the licensing of the Index and certain trademarks, service marks and/or trade names of S& P Dow Jones Indices or its licensors. The [S&P 500 Index] is determined, composed and calculated by S&P Dow Jones Indices without regard to [Licensee] or the [Licensee's Product(s)]. S& P Dow Jones Indices have no obligation to take the needs of [Licensee] or the owners of [Licensee's Product(s)] into consideration in determining, composing or calculating the [S&P 500 Index] . S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of [Licensee's Product(s)] or the timing of the issuance or sale of [Licensee's Product(s)] or in the determination or calculation of the equation by which [Licensee's Product(s)] is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of [Licensee's Product(s)]. There is no assurance that investment products based on the [S&P 500 Index] will accurately track index performance or provide positive investment returns. S& P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S& P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to [Licensee's Product(s)] currently being issued by [Licensee], but which may be similar to and competitive with [Licensee's Product(s)]. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the [S& P 500 Index].

          S& P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE [S& P 500 INDEX] OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S& P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY [LICENSEE], OWNERS OF THE [LICENSEE'S PRODUCT(S)] , OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE [S& P 500 INDEX] OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S& P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIM ITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIB ILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S& P DOW JONES INDICES AND [LICENSEE] , OTHER THAN THE LICENSORS OF S& P DOW JONES INDICES.



                                   EXHIBIT D
                                 -------------

                                      FEES

1.   License Fees. ___________________.

2. Reporting. Licensees hall report to S&P the following details related to each Product within thirty (30) days of the public offering of such
     Product: (i) name of Product; (ii) date of public offering; (ii) daily as sets under management as of the public offering; and (iii) any other information S&P reasonably requires. Licensee shall submit all reports outlined in this Section to S&P in the same manner as Informational Materials as described in Section 6 of the Agreement and Section 10 hereof.

3. Confidentiality. The parties agree that the fees set forth in this Exhibit D shall be considered "Confidential Information" for purposes of
     Section 12(C) of the Agreement.

4. Fee Increases . S&P reserves the right to increase its fees under this Order Schedule effective on the anniversary of the Commencement Date by providing at least sixty (60) days advance written notice to Licensee prior to the expiration of the Term then in effect. Any such increase in fees will be applicable only to Products with a public offering date on or after the effective date of the fee increase.

5.   Licensee Billing Contact:

     Attn:
                ---------------------------
     Tel:
                ---------------------------
     Email:
                ---------------------------
     Address:
                ---------------------------